                               INVESTMENT ADVISORY AGREEMENT

     AGREEMENT  made  as of  the  9th  day of  October,  2003,  by  and  between
OPPENHEIMER  PRINCIPAL PROTECTED TRUST II (the "Trust"),  and  OPPENHEIMERFUNDS,
INC. ("OFI").

          WHEREAS, the Trust is an open-end series investment company registered as such with the  Securities  and Exchange  Commission  (the  "Commission")
     pursuant to the  Investment  Company Act of 1940 (the  "Investment  Company
     Act"), and OFI is a registered investment adviser;

          WHEREAS,  the Trust is registered under the Investment  Company Act of
     1940, as amended (the "Investment  Company Act") as an open-end  management investment  company  and may issue  shares of  common  stock in  separately designated  series  representing  separate  funds with their own investment objectives, policies and purposes; and

          WHEREAS,  the  Trust  desires  that OFI  shall  act as its  investment adviser with respect to the  Oppenheimer  Principal  Protected  Main Street
     Fund II(R)(the "Fund") series pursuant to this Agreement;

          NOW, THEREFORE,  in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

          The Trust hereby  employs OFI and OFI hereby  undertakes to act as the investment  adviser of the Fund and to  perform  for the Trust on behalf of the Fund such other duties and functions as are hereinafter set forth.  OFI shall,  in all  matters,  give to the Trust and its Board of  Trustees  the benefit of its best judgment, effort, advice and recommendations and shall, at all times  conform  to,  and use its best  efforts to enable the Fund to conform to (i) the provisions of the  Investment  Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or federal law; (iii) the  provisions of the  Declaration of Trust and By-Laws of the Trust as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Trust;  (v) the  fundamental  policies  and
     investment   restrictions   of  the  Fund  as   reflected  in  the  Trust's
     registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Fund's shareholders; and (vi) the
     Prospectus  and Statement of Additional  Information  of the Fund in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon reasonable  notice for consultation with any of the Trustees and  officers  of the Trust with  respect to any matters  dealing  with the business and affairs of the Trust  including the valuation of the portfolio securities of the Fund which are either not  registered  for public sale or not being traded on any securities market.

2.    Investment Management.

          (a) OFI shall,  subject to the  direction  and  control by the Trust's
     Board  of  Trustees,   (i)   regularly   provide   investment   advice  and
     recommendations  to the Fund with  respect to its  investments,  investment
     policies  and  the  purchase  and  sale  of   securities;   (ii)  supervise
     continuously the investment  program of the Fund and the composition of its portfolio and determine what  securities  shall be purchased or sold by the
     Fund; and (iii) arrange, subject to the provisions of paragraph "7" hereof, for the purchase of securities and other  investments  for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

          (b)  Provided  that  the  Trust  shall  not be  required  to  pay  any compensation  other than as  provided  by the terms of this  Agreement  and subject  to  the  provisions  of  paragraph  "7"  hereof,  OFI  may  obtain investment information,  research or assistance from any other person, firm or corporation to  supplement,  update or otherwise  improve its investment management services.

               (c) Provided  that nothing  herein shall be deemed to protect OFI from  willful  misfeasance,  bad  faith  or  gross  negligence  in the performance of its duties,  or reckless  disregard of its  obligations and duties under this Agreement,  OFI shall not be liable for any loss sustained by reason of good faith  errors or  omissions in  connection with any matters to which this Agreement relates.

               (d) Nothing in this  Agreement  shall  prevent OFI or any officer thereof from acting as investment  adviser for any other person,  firm or  corporation  or in any way  limit  or  restrict  OFI or any of its directors, officers, stockholders or employees from buying, selling or trading  any  securities  for its own  account  or for the  account of others  for  whom  it or  they  may  be  acting,  provided  that  such
          activities  will  not  adversely   affect  or  otherwise   impair  the
          performance by OFI of its duties and obligations  under this Agreement and under the Investment Advisers Act of 1940.

3.    Other Duties of OFI.

               OFI  shall,  at  its  own  expense,  provide  and  supervise  the activities of all  administrative  and clerical  personnel as shall be required to provide effective  corporate  administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required;  the  preparation and filing of such reports  with  respect  thereto as shall be required by the  Commission;  composition of periodic  reports with respect to its operations  for the  shareholders  of the Fund;  composition  of proxy materials for meetings of the Fund's  shareholders and the composition of  such  registration  statements  as  may  be  required  by  federal securities laws for continuous  public sale of shares of the Fund. OFI shall,  at its own cost  and  expense,  also  provide  the  Fund  with adequate office space, facilities and equipment. OFI shall, at its own expense,  provide such officers for the Trust as the Trust's Board may request.

4.    Allocation of Expenses.

               All other costs and expenses of the Fund not expressly assumed by
          OFI under  this  Agreement,  or to be paid by the  Distributor  of the shares of the Fund,  shall be paid by the  Trust,  including,  but not limited to (i) interest and taxes; (ii) brokerage  commissions;  (iii)
          premiums for fidelity and other  insurance  coverage  requisite to its operations;  (iv) the fees and expenses of its Trustees; (v) legal and audit  expenses;  (vi) custodian and transfer agent fees and expenses;
          (vii)  expenses  incident  to the  redemption  of its  shares;  (viii)
          expenses  incident  to the  issuance  of its  shares  against  payment therefor  by or on behalf of the  subscribers  thereto;  (ix) fees and
          expenses,  other  than  as  hereinabove  provided,   incident  to  the
          registration  under federal  securities laws of shares of the Fund for public sale; (x) expenses of printing and mailing reports, notices and proxy  materials  to  shareholders  of the Fund;  (xi) except as noted
          above, all other expenses incidental to holding meetings of the Fund's shareholders;  and (xii) such extraordinary  non-recurring expenses as may  arise,  including  litigation  affecting  the Fund and any  legal obligation which the Trust may have on behalf of the Fund to indemnify its  officers  and  Trustees  with  respect  thereto.  Any officers or employees  of OFI or any entity  controlling,  controlled  by or under common  control with OFI, who may also serve as officers,  Trustees or employees  of the Trust shall not receive  any  compensation  from the
          Trust for their services.

5.    Compensation of OFI and Expense Reimbursement by OFI.

               The  Trust  agrees  to pay OFI and OFI  agrees  to accept as full compensation  for the  performance  of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the total net asset value of each Fund of the Trust as of the close of each  business day and payable  monthly at the annual rate for each
          Fund set forth on Schedule A hereto. The Trust's obligation under this paragraph will become  effective  following the close of the "Offering
          Period," as defined in the Fund's prospectus.

               OFI shall  reimburse the Fund for the amount of normal  operating expenses (other than extraordinary  expenses) paid by Oppenheimer Main
          Street Fund relating to the Fund's assets invested in Oppenheimer Main
          Street Fund during the payment period.

6.    Use of Name "Oppenheimer" and of the name "Main Street."

                    OFI hereby grants to the Trust a royalty-free, non-exclusive license to use the name  "Oppenheimer"  or the name "Main Street"
               in the name of the  Trust and the Fund for the  duration  of this
               Agreement and any extensions or renewals  thereof.  To the extent necessary to protect  OFI's rights to the name  "Oppenheimer"  or the name "Main Street" under  applicable  law, such license shall allow OFI to  inspect,  and  subject to  control  by the  Trust's
               Board,  control the name and  quality of services  offered by the
               Fund under either such name.  Such license may, upon  termination of this Agreement, be terminated by OFI, in which event the Trust shall  promptly take  whatever  action may be necessary to change its name and the name of the Fund and discontinue any further use of the name  "Oppenheimer"  or the name "Main Street" in the name of the Trust or the Fund or otherwise.  The name "Oppenheimer" or the name "Main Street" may be used by OFI in connection  with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

                    (a) OFI is  authorized,  in arranging  the Fund's  portfolio transactions,  to employ or deal with such members of  securities
               or   commodities   exchanges,   brokers  or  dealers,   including
               "affiliated"  broker  dealers  (as that  term is  defined  in the
               Investment Company Act) (hereinafter  "broker-dealers"),  as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense,  the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the
               Fund's  portfolio  transactions as well as to obtain,  consistent with the provisions of subparagraph  "(c)" of this paragraph "7,"
               the benefit of such investment  information or research as may be of  significant  assistance  to  the  performance  by  OFI of its investment management functions.

                    (b) OFI shall  select  broker-dealers  to effect  the Fund's portfolio  transactions  on the  basis of its  estimate  of their ability  to obtain  best  execution  of  particular  and  related portfolio  transactions.  The  abilities  of a  broker-dealer  to obtain best execution of particular portfolio transaction(s) will be  judged  by OFI on the  basis  of  all  relevant  factors  and considerations  including,  insofar as  feasible,  the  execution capabilities  required by the  transaction or  transactions;  the ability and  willingness of the  broker-dealer  to facilitate the
               Fund's portfolio  transactions by  participating  therein for its own account;  the importance to the Fund of speed,  efficiency or confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities might be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the
               Fund.

                    (c) OFI shall have discretion, in the interests of the Fund, to allocate  brokerage on the Fund's  portfolio  transactions  to broker-dealers other than affiliated broker-dealers, qualified to obtain best execution of such  transactions who provide brokerage and/or research services (as such services are defined in Section
               23(e)(3)  of the  Securities  Exchange  Act of 1934) for the Fund
               and/or other accounts for which OFI and its  affiliates  exercise
               "investment  discretion"  (as that  term is  defined  in  Section
               3(a)(35) of the Securities Exchange Act of 1934) and to cause the
               Fund to pay such  broker-dealers  a  commission  for  effecting a portfolio  transaction  for the  Fund  that is in  excess  of the amount of commission another  broker-dealer  adequately qualified to effect such transaction  would have charged for effecting that
               transaction,   if  OFI  determines,  in  good  faith,  that  such
               commission  is  reasonable  in  relation  to  the  value  of  the
               brokerage   and/or   research    services    provided   by   such
               broker-dealer,   viewed  in  terms  of  either  that   particular
               transaction  or  the  overall  responsibilities  of OFI  and  its investment advisory affiliates with respect to the accounts as to which they  exercise  investment  discretion.  In  reaching  such determination,  OFI will not be  required  to place or attempt to place a specific  dollar value on the brokerage  and/or  research services  provided or being  provided by such  broker-dealer.  In demonstrating that such  determinations  were made in good faith,
               OFI shall be prepared to show that all commissions were allocated for the  purposes  contemplated  by this  Agreement  and that the total  commissions paid by the Fund over a representative  period selected by the Fund's  trustees  were  reasonable in relation to the benefits to the Fund.

                    (d) OFI shall  have no duty or  obligation  to seek  advance competitive  bidding  for  the  most  favorable  commission  rate applicable to any particular portfolio  transactions or to select any  broker-dealer  on the  basis of its  purported  or  "posted"
               commission rate but will, to the best of its ability, endeavor to be  aware  of the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense  incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations  of its Board of Trustees  and the  provisions  of this paragraph "7."

                    (e) The Trust  recognizes  that an affiliated  broker-dealer
               (i) may act as one of the Fund's regular brokers so long as it is lawful  for it so to  act;  (ii)  may  be a  major  recipient  of brokerage  commissions  paid by the  Trust;  and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or  other  remuneration  received  or to be  received  by it  are determined  in accordance  with  procedures  contemplated  by any rule,  regulation or order adopted under the  Investment  Company
               Act for determining the permissible level of such commissions.

                    (f) Subject to the foregoing  provisions  of this  paragraph
               "7",  OFI may also  consider  sales of Fund  shares and shares of other investment  companies managed by OFI or its affiliates as a
               factor  in  the  selection  of  broker-dealers   for  the  Fund's
               portfolio transactions.

8.    Duration.

                    This  Agreement will take effect on the date first set forth above.  Unless earlier terminated pursuant to paragraph 9 hereof, this Agreement shall remain in effect for two years from the date of execution hereof,  and thereafter will continue in effect from year to year,  so long as such  continuance  shall be approved at least  annually by the Trust's  Board of Trustees,  including the vote of the  majority  of the  trustees  of the Trust who are not parties to this Agreement or "interested  persons" (as defined in the Investment  Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such  approval,  or by the  holders of a  "majority"  (as  defined in the  Investment
               Company Act) of the outstanding voting securities of the Fund and by such a vote of the Trust's Board of Trustees.

9.    Termination.

                    This  Agreement  may be  terminated  (i) by OFI at any  time without  penalty upon giving the Fund sixty days' written  notice
               (which notice may be waived by the Fund);  or (ii) by the Fund at any time without  penalty upon sixty days' written  notice to OFI
               (which   notice  may  be  waived  by  OFI)   provided  that  such
               termination by the Fund shall be directed or approved by the vote of a majority  of all of the  Trustees of the Fund then in office or by the vote of the holders of a "majority"  (as defined in the
               Investment  Company Act) of the outstanding  voting securities of the Fund.

10.   Assignment or Amendment.

                    This  Agreement may not be amended  without the  affirmative vote or written  consent of the  holders of a  "majority"  of the
               outstanding   voting   securities   of  the   Fund,   and   shall
               automatically  and  immediately  terminate  in the  event  of its
               "assignment," as defined in the Investment Company Act.

11.   Disclaimer of Shareholder Liability.

                    OFI understands that the obligations of the Trust under this
               Agreement are not binding upon any Trustee or  shareholder of the
               Trust or Fund personally,  but bind only the Trust, but only with respect to the Fund's property. OFI represents that it has notice of the  provisions  of the  Declaration  of  Trust  of the  Trust
               disclaiming   trustee  or  shareholder   liability  for  acts  or
               obligations of the Trust.

12.   Definitions.

                    The  terms  and  provisions  of  this  Agreement   shall  be
               interpreted   and  defined  in  a  manner   consistent  with  the
               provisions and definitions of the Investment Company Act.

                         Oppenheimer Principal Protected Trust II

                               /s/ Robert G. Zack
                         By: __________________________________________
                              Robert G. Zack, Vice President and Secretary

                         OppenheimerFunds, Inc.

                               /s/ Robert G. Zack
                         By: ___________________________________________
                             Robert G. Zack, Vice President and General Counsel

                                         Schedule A
                                             To
                               Investment Advisory Agreement
                                          Between
                          Oppenheimer Principal Protected Trust II
                                            and
                                   OppenheimerFunds, Inc.

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       Name of Series            Annual Fee as a Percentage of
                                    Daily Total Net Assets
============================== ==================================
============================== ==================================

Oppenheimer Principal          0.50% per annum of average
Protected Main Street Fund II  annual net assets of the Fund.
                               The investment advisory fee
                               shall be reduced to 0.40% per
                               annum of average annual net
                               assets of the Fund in any month
                               during the Warranty Period (as
                               defined in the Fund's
                               prospectus) following a month
                               where the Fund's average daily
                               investment in equity securities
                               (including shares of Oppenheimer
                               Main Street Fund) is less than
                               10% of net assets.
                               ---------------------------------------
                               The investment advisory fee
                               shall be reduced to 0.25% of
                               average annual net assets of the
                               Fund if 100% of the Fund's
                               assets are irreversibly invested
                               in debt securities; and in that
                               case OFI will reduce its
                               management fee to the extent
                               necessary so that total annual
                               operating expenses of the Fund
                               (other than Extraordinary
                               Expenses and other expenses such
                               as litigation costs) are limited
                               to 1.30% for Class A shares,
                               2.05% for Class B shares and
                               2.05% for Class C shares (except
                               that the advisory fee shall not
                               be reduced below zero and shall
                               not require OFI to subsidize
                               expenses in excess of the amount
                               that its fee would have
                               otherwise been).
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